Exhibit 2.2

TRANSFERS OF SOCIAL SHARES

The undersigned gentlemen:

- Alessandro Aleotti, born in Cesena (Forlì-Cesena) on 18 December 1963, domiciled in Milan, via Mecenate n. 76, tax code LTT LSN 63T18 C573Y;

- Sergio Carlo Scalpelli, born in Milan on 15 September 1959, domiciled in Milan, via Palermo n. 12, tax code SCL SGC 59P15 F205L;

- Marco Sala, born in Lecco on 17 August 1981, domiciled in Milan, via Gargano n. 46, tax code SLA MRC 81M17 E507G;

who intervenes in this deed on his own, in his capacity as special attorney and representing:

of Mr:

- Stefano Locatelli, born in Bologna on 27 January 1966, domiciled in Bologna, via San Donato n. 50, tax code LCT SFN 66A27 A944J;

equipped with the necessary powers as far as below by virtue of the special power of attorney dated 6 July 2022 n. 20234 of rep. in authentic Notary Federico Cornaggia, which in the original is attached to this deed under the letter “A”;

of society:

“Max Srl”, a single-member company., With registered office in Milan, via Ripamonti n. 1, tax code and registration number in the Register of Companies of Milan Monza Brianza Lodi 13035240152, REA n. MI-1608430, share capital € 10,000.00 (ten thousand point zero zero) fully paid up, endowed with the necessary powers as far as below by virtue of the special power of attorney on 11 July 2022 no. 20306 of rep. in authentic Notary Federico Cornaggia, which in the original is attached to this deed under the letter “B”;

of Mr:

- Christian Rocca, born in Catania on 23 January 1968, domiciled in Milan, via Francesco Anzani n. 2, tax code RCC CRS 68A23 C351M;

endowed with the necessary powers as far as below by virtue of the special power of attorney dated 7 July 2022 n. 3041 of rep. notary Caterina Brucia authenticated, which in a copy on paper conforming to the original of the digital document signed with digital signature, is attached to this deed under letter “C”;

and in his capacity as Director and legal representative of the company:

“Brera Holdings Limited” with registered office in Dublin, IFSC, 25-28 North Wall Quay, D01 H104 (Ireland), a company incorporated under Irish law, registered with the Companies Registrar of Dublin under no. 721923, Italian tax code 91058900704, equipped with the necessary powers as far as below by virtue of the resolution of the Board of Directors on 14 July 2022.

They declare and stipulate the following:

In the first place

Mr. Alessandro Aleotti sells and sells to the Irish company “Brera Holdings Limited”, which, as represented above, accepts and purchases a shareholding with a nominal value of €4,000.00 (four thousand point zero zero) equal to 16% (sixteen per cent) of the share capital of the company “Kap Srl” with registered office in Milan , via Ripamonti n. 1/3 , share capital €25,000.00 (twenty five thousand point zero zero) fully paid, tax code and registration number in the Milan Monza Brianza Lodi Register of Companies 09703750969, REA n. MI-2108240, at the price of €4,000.00 (four thousand point zero zero) that the transferring party declares to have received from the transferee party in favor of which it issues a full and final receipt.

Secondly

Mr. Sergio Carlo Scalpelli sells and sells to the Irish company “Brera Holdings Limited”, which, as represented above, accepts and purchases a shareholding with a nominal value of €4,000.00 (four thousand point zero zero) equal to 16% (sixteen per cent) of the share capital of the company “Kap Srl” with registered office in Milan, via Ripamonti n. 1/3, share capital €25,000.00 (twenty five thousand point zero zero) fully paid, tax code and registration number in the Milan Monza Brianza Lodi Register of Companies 09703750969, REA n. MI-2108240, at the price of €4,000.00 (four thousand point zero zero) that the transferring party declares to have received from the transferee in favor of which it issues a large and final receipt.

Thirdly

Mr. Marco Sala sells and sells to the Irish company “Brera Holdings Limited”, which, as represented above, accepts and purchases a shareholding with a nominal value of €5,000.00 (five thousand point zero zero) equal to 20% (twenty percent) of the share capital of the company “Kap Srl” with registered office in Milan, via Ripamonti n. 1/3, share capital €25,000.00 (twenty five thousand point zero zero) fully paid, tax code and registration number in the Milan Monza Brianza Lodi Register of Companies 09703750969, REA n. MI-2108240, at the price of €5,000.00 (five thousand point zero zero) that the transferring party declares to have received from the transferee party in favor of which it issues a large and final receipt.

Fourthly

Mr. Stefano Locatelli, as represented above, sells and sells to the Irish company “Brera Holdings Limited”, which, as represented above, accepts and purchases a shareholding share with a nominal value of €4,000.00 (four thousand point zero zero) equal to 16% (sixteen percent) of the share capital of the company “Kap Srl” based in Milan, via Ripamonti n. 1/3, share capital €25,000.00 (twenty five thousand point zero zero) fully paid, tax code and registration number in the Milan Monza Brianza Lodi Register of Companies 09703750969, REA n. MI-2108240, at the price of €4,000.00 (four thousand point zero zero) that the transferring party declares to have received from the transferee in favor of which it issues a large and final receipt.

Fifth

The Italian company “Max Srl”, as represented above, transfers and sells to the Irish company “Brera Holdings Limited”, which, as represented above, accepts and purchases a shareholding with a nominal value of €4,000.00 (four thousand point zero zero) equal to 16% (sixteen percent) of the share capital of the company “Kap Srl” based in Milan, via Ripamonti n. 1/3, share capital €25,000.00 (twenty five thousand point zero zero) fully paid, tax code and registration number in the Milan Monza Brianza Lodi Register of Companies 09703750969, REA n. MI-2108240, at the price of €4,000.00 (four thousand point zero zero) that the transferring party declares to have received from the transferee party in favor of which it issues a full and final receipt.

Sixth

Mr. Christian Rocca, as represented above, transfers and sells to the Irish company “Brera Holdings Limited”, which, as represented above, accepts and purchases a shareholding with a nominal value of €4,000.00 (four thousand point zero zero) equal to 16% (sixteen percent) of the share capital of the company “Kap Srl” based in Milan, via Ripamonti n. 1/3, share capital €25,000.00 (twenty-five thousand point zero zero) fully paid, tax code and registration number in the Register of Companies of Milan Monza Brianza Lodi 09703750969, REA n. MI-2108240, at the price of €4,000.00 (four thousand point zero zero) that the transferring party declares to have received from the transferee in favor of which it issues a large and final receipt.

COMMON AGREEMENTS

1) The transferring parties declare and guarantee that the shares transferred by each of them are their full and exclusive property, free from weights and constraints of any kind.

2) For the purposes of Legislative Decree 21 November 1997 n. 461, Alessandro Aleotti, Sergio Carlo Scalpelli, Marco Sala, Stefano Locatelli, as represented above, and Christian Rocca, as represented above, with reference to the transfer of shares made by them with this deed, declare that they will report any capital gains realized by each of them in the terms and in the manner indicated in the aforementioned Legislative Decree, specifying that these are sales of unqualified shareholdings.

3) The expenses and taxes of this deed are agreed to be borne by the transferee, specifying that the deed itself is subject to a fixed registration tax.

Milan, July 29, 2022

Signed:	Alessandro Aleotti

Sergio Carlo Scalpelli

Marco Sala

REPERTORY No. 20708 COLLECTION No. 5903

In Milan, in piazza della Repubblica n. 7.

I certify, the undersigned Dr. FEDERICO CORNAGGIA, Notary in Meda, registered at the Collegio Notarile of Milan, the premise signatures that they affixed in my presence, at twelve thirty, both at the bottom and in the margin of this writing, which I read to the parties, be true and authentic, the gentlemen:

- Alessandro Aleotti, born in Cesena (Forlì-Cesena) on 18 December 1963, domiciled in Milan, via Mecenate n. 76;

- Sergio Carlo Scalpelli, born in Milan on September 15, 1959, domiciled in Milan, via Palermo n. 12;

- Marco Sala, born in Lecco on 17 August 1981, domiciled in Milan, via Gargano n. 46, on his own as well as in his capacity as special attorney and representing:

of Mr:

- Stefano Locatelli, born in Bologna on January 27, 1966, domiciled in Bologna, via San Donato n. 50,

endowed with the necessary powers by virtue of the special power of attorney on 6 July 2022 no. 20234 of rep. in my authentication, which in the original is attached to the deed under the letter “A”;

of society:

- “Max Srl”, a single-member company., With registered office in Milan, via Ripamonti n. 1, share capital €10,000.00 (ten thousand point zero zero) fully paid up,

endowed with the necessary powers by virtue of the special power of attorney on 11 July 2022 no. 20306 of rep. in my authentication, which in the original is attached to the deed under the letter “B”;

of Mr:

- Christian Rocca, born in Catania on 23 January 1968, domiciled in Milan, via Francesco Anzani n. 2,

equipped with the necessary powers under the special power of attorney on 7 July 2022 n. 3041 of rep. notary Caterina Brucia authenticated, which is attached to the deed under letter “C” in a copy on paper conforming to the original of the electronic document signed with digital signature;

and in his capacity as Director and legal representative of the company:

“Brera Holdings Limited” with registered office in Dublin, IFSC, 25-28 North Wall Quay, D01 H104 (Ireland), a company incorporated under Irish law, registered with the Companies Registrar of Dublin under no. 721923, endowed with the necessary powers by virtue of the resolution of the Board of Directors on 14 July 2022,

of whose personal identities I, the Notary, am certain.

Milan, 29 (twenty-nine) July 2022 (two thousand twenty-two).

Signed: Federico Cornaggia notary - seal

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